Exhibit 2.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “COLLECTABLE SPORTS ASSETS, LLC”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JANUARY, A.D. 2020, AT 11:08 O`CLOCK A.M.

7803280 8100
Authentication: 202201716
SR# 20200326240	Date: 01-16-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE CERTIFICATE OF FORMATION COLLECTABLE SPORTS ASSETS, LLC	State of Delaware Secretary of State Division of Corporations Delivered 11:08 AM 01/16/2020 FILED 11:08 AM 01/16/2020 SR 20200326240 - File Number 7803280

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware (the "Act"), hereby certifies as follows:

1.	The name of the limited liability company is "Collectable Sports Assets, LLC" (the "Company").

2.	The Registered Office of the Company is located at 850 New Burton Road, Suite 201, Dover, Kent County, Delaware 19904. The name of the Registered Agent at such address upon whom process against this Company may be served is Cogency Global Inc.

3.	The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act.

4.	The Company has, or may, form series limited liability companies. The liabilities of each series will be enforceable against the assets of that series only and not against the assets of the Company generally or any other series. None of the liabilities existing with respect to the Company generally or any other series will be enforceable against the assets of that series.

Dated: January 16, 2020
Robert E. Leonard, Esq., Organizer
Nelson Mullins Riley & Scarborough LLP
150 4th Avenue North, Suite 1100
Nashville, TN 37219